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                                                                      EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Industries International, Incorporated. (the "Company") on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Dr. Kit Tsui, Chief Executive Officer and Guoqiong Yu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 3(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             /s/  Dr. Kit Tsui
                                            ---------------------------------
                                            Dr. Kit Tsui
                                            Chief Executive Officer
                                            April 14, 2003


                                             /s/   Guoqiong Yu
                                            ---------------------------------
                                            Guoqiong Yu
                                            Chief Financial Officer
                                            April 14, 2003



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